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                                                                  EXHIBIT 10.36




                        THE DUN & BRADSTREET CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN


1.        DEFINITIONS

(a) "ACCOUNT" means an Employee Stock Purchase Plan account maintained by the Company or a designated recordkeeper.

(b)       "BOARD" means the Board of Directors of the Company.

(c)       "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

(d)       "COMMITTEE" means the Compensation & Benefits Committee of the Board.

(e)       "COMMON STOCK" means common stock of the Company.

(f) "COMPANY" means The Dun & Bradstreet Corporation, formerly known as The New D&B Corporation.

(g) "ELIGIBLE COMPENSATION" means the total amount paid by the Company or any Subsidiary to the Eligible Employee (other than amounts paid after termination of employment) as salary, wages, overtime, regular cash bonuses and commissions, lump sum payments in lieu of foregone merit increases, "bonus buyouts" as the result of job changes, and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee under any employee benefit plan of the Company or a Subsidiary available to all levels of Employees on a nondiscriminatory basis upon satisfaction of eligibility requirements, but excluding any pension, retainers, severance pay, special stay-on bonus payments, income derived from stock appreciation rights and stock options and dispositions of stock acquired thereunder, payments dependent upon any contingency and other special remunerations (including performance units). The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Eligible Compensation and may change the definition on a prospective basis.

(h) "ELIGIBLE EMPLOYEE" means an Employee eligible to participate in the Plan pursuant to the provisions of section 5.

(i) "EMPLOYEE" means an individual classified as an employee (within the meaning of Code section 3401(c) and the regulations thereunder) by the Company or a Subsidiary on the Company's or such Subsidiary's payroll records during the relevant period.

(j) "FAIR MARKET VALUE" means the mean of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on the last trading day of the applicable Stock Purchase Period.


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(k)       "PARTICIPATING EMPLOYEE" means an Employee (1) for whom payroll deductions are currently being made or (2) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in section 7.

(l) "PLAN" means The New Dun & Bradstreet Corporation 2000 Employee Stock Purchase Plan.

(m) "REGULAR PAYCHECK" means any bi-weekly, limited hour, or monthly base salary paycheck.

(n)       "STOCK PURCHASE PERIOD" means a calendar month.

(o) "SUBSIDIARY" means any present or future corporation which (1) is a "subsidiary corporation" of the Company as that term is defined in Code section 424 and (2) is designated a participating employer by the Committee.

2.        PURPOSE OF THE PLAN

The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of the Company's capital stock by present and future Employees of the Company and its Subsidiaries. The Plan is intended to comply with the provisions of Code sections 421, 423, and
424. The Plan may also include sub-plans applicable to non-U.S. jurisdictions that are designed to be outside the scope of Code section 423.

3.        SHARES RESERVED FOR THE PLAN

There shall be reserved for issuance and purchase by Participating Employees under the Plan an aggregate of 1.5 million shares of Common Stock, subject to adjustment as provided in section 12. Shares subject to the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participating Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

4.        ADMINISTRATION OF THE PLAN

The Plan shall be administered, at the expense of the Company, by the Committee. The Committee consists of not less than three members of the Board who are not employees of the Company and who shall serve at the pleasure of the Board. The Committee may request advice or assistance from or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. Subject to the terms of the Plan, the Committee may delegate any or all of its administrative duties under the Plan to a committee consisting of management employees of the Company.



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The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures in foreign jurisdictions. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the handling of payroll deductions, payment of interest, conversion of local currency, determination of fair market value, payroll tax withholding procedures and handling the stock certificates which may vary with local requirements.

The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan with the exception of section 3, but unless otherwise superseded by the terms of any such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

5.        ELIGIBLE EMPLOYEES

Each Employee of the Company or any Subsidiary shall be eligible to participate in the Plan, provided that such Employee:

(a)       Is not in a group of highly compensated employees, as defined in Code section 423(b)(4)(D), that the Committee determines to be ineligible to participate in the Plan; and

(b) Does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary.

In determining stock ownership under this section 5, the rules of Code section 424(d) shall apply and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

For purposes of determining eligibility to participate in the Plan, (i) a person on an approved leave of absence with his or her employer shall be deemed to be an Employee for the first 90 days of such leave of absence and (ii) such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular employment prior to the close of business on such 90th day. Termination of any Employee's leave of absence, other than termination of such leave of absence on return to regular employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to purchase shares under the Plan. Notwithstanding the foregoing, the 90-day limit described in this paragraph shall not apply if the Employee on leave has reemployment rights guaranteed by law or by contract.

6.        ELECTION TO PARTICIPATE AND PAYROLL DEDUCTIONS

Each Eligible Employee may elect to participate in the Plan during the enrollment period established by the Committee that is just prior to the applicable Stock Purchase Period.

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Participation shall become effective as of the beginning of the Stock Purchase
Period immediately following the applicable enrollment period during which the Eligible Employee elected to participate in the Plan.

Each Eligible Employee may elect a payroll deduction of a certain whole percentage from 1% to 10% or a set flat rate amount which does not exceed 10% of Eligible Compensation. Such percentage or flat rate amount shall be deducted from each Regular Paycheck. Employees of certain overseas Subsidiaries, as determined by the Committee to be unable to legally require payroll deductions, may make each of their payments by personal check rather than payroll deduction.

Elections under this section 6 are subject to the limit set forth in section 7. All payroll deductions shall be credited, as promptly as practicable, to an account in the name of the Participating Employee and may be used by the Company for any corporate purpose. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participating Employee, except as required by law.

Unless a Participating Employee elects otherwise and follows the procedures established by the Committee to discontinue or change the rate of payroll deductions, the rate of payroll deductions shall continue through the then-current Stock Purchase Period and for future Stock Purchase Periods, unless the Committee determines to change the maximum permissible contribution rate.

A Participating Employee may at any time cease participation in the Plan by notifying the Company in the manner specified by the Committee. The cessation will be effective as soon as practicable, whereupon no further payroll deductions shall be made, and all accumulated payroll deductions shall be used to purchase shares as provided in section 9. Any Participating Employee who ceases to participate may elect to participate during the applicable enrollment period for a subsequent Stock Purchase Period, if then eligible.

Subject to the requirements of section 5, a Participating Employee who is on an approved leave of absence with his or her employer may continue to participate in the Plan as though actively employed so long as such employee continues to be paid Eligible Compensation.

7.        LIMITATION OF NUMBER OF SHARES THAT AN EMPLOYEE MAY PURCHASE

No right to purchase shares under the Plan shall permit an Employee to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries at a rate which in the aggregate exceeds $25,000 of Fair Market Value of such stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time.

8.        PURCHASE PRICE

The purchase price for each share of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of such share on the last trading day of the applicable Stock Purchase Period.

9.        METHOD OF PURCHASE AND INVESTMENT ACCOUNTS



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As of the last trading day of each Stock Purchase Period, each Participating
Employee shall be deemed, without any further action, to have purchased the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her accumulated payroll deductions by the purchase price as determined in section 8. All such shares shall be deposited in separate Accounts for the Participating Employees. All dividends paid with respect to such shares shall be credited to each Participating Employee's Account, and will be automatically reinvested in whole and fractional shares of Common Stock.

10.       RIGHTS AS A STOCKHOLDER

At the time funds from a Participating Employee's payroll deductions account are used to purchase Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to whole shares purchased under the Plan whether or not certificates representing shares have been issued.

11.       RIGHTS NOT TRANSFERABLE

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12.       ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S COMMON STOCK

In the event of a subdivision of outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under the Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of Code section 424.

13.       RETIREMENT, TERMINATION, AND DEATH

In the event of a Participating Employee's retirement, death or termination of employment during a Stock Purchase Period, the amount of his or her accumulated payroll deductions shall be used to purchase shares of Common Stock on the last trading day of such Stock Purchase Period.

14.       AMENDMENT OF THE PLAN

The Board or the Committee may at any time, or from time to time, amend the Plan in any respect.

15.       TERMINATION OF THE PLAN

The Plan and all rights of Employees hereunder shall terminate:

(a) On the last trading day of the Stock Purchase Period on which Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b)       At any time, at the discretion of the Board or the Committee.


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In the event that the Plan terminates under circumstances described in subsection (a) above, reserved shares remaining as of the termination date shall be sold to Participating Employees on a pro rata basis based on the total amount of payroll deductions accumulated by all Participating Employees during the applicable Stock Purchase Period. Accumulated payroll deductions in excess of the amount needed to purchase the reserved shares remaining under the Plan shall be refunded to the Participating Employees on a pro rata basis.

16.       EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of October 1, 2000. If the Plan is not approved by the holders of a majority of the Common Stock present or represented by proxy at a special or annual meeting of stockholders held on or before September 30, 2000, the Plan shall not be effective thereafter.

17.       GOVERNMENTAL AND OTHER REGULATIONS

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, state, and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

18.       NO EMPLOYMENT RIGHTS

The Plan does not, directly or indirectly, create in any Employee or class of employees any right with respect to continuation of employment by the Company or a Subsidiary, and it shall not be deemed to interfere in any way with the Company's or the Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

19.       EFFECT OF PLAN

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participating Employee, including, without limitation, such Participating Employee's estate and the executors, administrators, or trustees thereof, and the heirs and legatees and any receiver, trustee in bankruptcy, or representative of creditors of such Participating Employee.

20.       GOVERNING LAW

The internal laws of the State of New York of the United States of America govern all matters relating to the Plan.


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